Exhibit 10e
                 SPECIAL COMPENSATION PLAN NO. 1 FOR
                 TANDY CORPORATION EXECUTIVE OFFICERS


                            ARTICLE ONE

                              PURPOSE

    Section 1.1 The purpose of this Tandy Corporation Officers Deferred Compensation Plan ("the Plan") is to enable Tandy Corporation and its subsidiaries to secure and retain the services of outstanding key executive personnel by providing certain death and retirement benefits.


                           ARTICLE TWO

                          DEFINITIONS

    Section 2.1 Beneficiary. The recipient(s) designated (in accordance with Article Seven) by a Participant in the Plan to whom benefits are payable following his death.

    Section 2.2 Committee. The Insurance Committee of Tandy which shall administer the Plan in accordance with Article
    Nine.

    Section 2.3 Disability. A physical or mental condition which, in the opinion of the Committee, totally and presumably permanently, prevents a Participant from substantially performing duties for which such Participant is suited to perform either by education or training, or if such Participant is on a Leave of Absence when such condition develops, substantially performing duties for which such Participant is suited to perform either by education or training. A determination that Disability exists shall be based upon competent medical evidence satisfactory to the Committee. The date that any person's Disability occurs shall be deemed to be the date such condition is determined to exist by the Committee.

    Section 2.4 Employee. A regular full-time executive employee of Tandy.

    Section 2.5 Leave of Absence.  Any period during which:

         (a) an Employee is absent with the prior consent of Tandy, which consent shall be granted under uniform rules applied to all Employees on a nondiscriminatory basis, but only if such person is an Employee immediately prior to the commencement of such period of authorized absence and resumes employment with Tandy not later than the first working day following the expiration of such period of authorized absence; or

         (b) an Employee is a member of the Armed Forces of the United States and his reemployment rights are guaranteed by law, but only if such person is an Employee immediately prior to becoming a member of such Armed Forces and resumes employment with Tandy within the period during which his reemployment rights are guaranteed by law.

    Section 2.6 Participant. An Employee who has been selected and has accepted a Plan Agreement as provided in Article
    Three.

    Section 2.7 Plan Agreement. The agreement between Tandy and a Participant, entered into in accordance with Article Three, and in the form of attached Exhibit "A" (as such form may be amended from time to time hereunder).

    Section 2.8 Plan Benefit Amount. Plan Benefit Amount means the dollar amount set forth and so designated in a Participant's Plan Agreement.

    Section 2.9 Retirement.  The following classifications of
    Retirement as referred to in this Plan are defined as follows:

         (a)  Normal Retirement.  The termination of a
    Participant's service with Tandy at the date of attaining age sixty-five (65) years.

         (b)  Late Retirement.  The termination of a
    Participant's service with Tandy after the Participant's attaining the age of sixty-five (65) years.

    Section 2.10 Tandy. Tandy Corporation, a Delaware corporation, and those subsidiary corporations in which Tandy owns at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote.

    Section 2.11 Tandy Subsidiary.  Any corporation in which
    Tandy owns at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote.


                          ARTICLE THREE

                  SELECTION OF PARTICIPANTS AND
                    AGREEMENT TO PARTICIPATE

    Section 3.1 The Committee, in its sole and exclusive discretion, shall select from among the key executive employees of Tandy, candidates for participation in the Plan.
    A candidate shall become a Participant only upon his execution of a Plan Agreement and a Beneficiary Designation
    Form.


                           ARTICLE FOUR

                          LIFE INSURANCE

    Section 4.1 Tandy may obtain permanent life insurance insuring the life of any Participant as a means of funding Tandy's obligations to his Beneficiary in whole or part. Tandy shall be the sole owner and beneficiary of all such policies of insurance so obtained and of all incidents of ownership therein, including without limitation, the rights to all cash and loan values, dividends (if any), death benefits and the right to terminate. No Beneficiary or Participant shall be entitled to any rights, interests or equities in such policies or to any specific asset of Tandy of any type, and on the contrary, their rights against Tandy under the Plan shall be solely as general creditors.

    Section 4.2 If as a result of misrepresentations made by a Participant in any application for life insurance upon his life obtained by Tandy hereunder, the insurance carrier or carriers or any reinsurance thereof successfully avoid(s) payment to Tandy of the proceeds of its or their policy or policies, or such proceeds are not payable because the Participant's death results from suicide within two (2) years of the issuance of such policy or within two (2) years of the issuance to Tandy of additional policies obtained by Tandy hereunder, then, in any of said events, notwithstanding any other provisions of the Plan or of the Plan Agreement with such Participant, Tandy shall have no obligation to his Beneficiary to provide any of the death benefits otherwise payable under the terms thereof.

    Section 4.3 Each Participant shall cooperate in the securing of life insurance on his life by furnishing such information as the insurance company may require, taking such physical examinations as may be necessary, and taking any other action which may be requested by Tandy or the insurance company to obtain such insurance coverage. If a Participant refuses to cooperate in the securing of life insurance, or if Tandy is unable to secure life insurance at standard rates on a Participant, then the Plan Agreement shall be of no force and effect as to a Participant unless Tandy waives such requirement in writing.

    Section 4.4 All benefits under the Plan or Plan Agreement represent an unsecured promise to pay by Tandy Corporation. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of Tandy Corporation resulting in the Participants having no greater rights than Tandy Corporation's general creditors; provided, however, nothing herein shall prevent or prohibit Tandy Corporation from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan or Plan Agreement.


                            ARTICLE FIVE

                 BENEFITS PAYABLE TO PARTICIPANTS AND
                   TO BENEFICIARIES OF PARTICIPANTS

    Section 5.1 Subject to the terms and conditions of the Plan, upon the Retirement of a Participant, Tandy agrees to pay to Participant a Retirement benefit as follows:

         (a) Normal Retirement. If a Participant retires at the date of Normal Retirement, then Tandy agrees to pay to Participant or to the designated Beneficiary of Participant in the event of the death of Participant prior to the termination of payment of Retirement benefits hereunder, all from its general assets, an amount equal to such Participant's Plan Benefit Amount, such sum to be paid as set forth in Section 5.3 hereof.

         (b) Late Retirement. If a Participant retires at a date that constitutes Late Retirement, then Tandy agrees to pay to Participant or to the designated Beneficiary of Participant in the event of the death of Participant prior to the termination of payment of Late Retirement benefits hereunder, all from its general assets, an amount equal to such Participant's Plan Benefit Amount, reduced by a percentage determined as follows:

             Age on Date of             Percent of Reduction
            Late Retirement            of Plan Benefit Amount

                  66                               0%
                  67                               0%
                  68                               0%
                  69                               0%
                  70                               0%
                  71                              20%
                  72                              40%
                  73                              60%
                  74                              80%
                  75                             100%

    The percent of reduction of a Participant's Plan Benefit Amount shall be measured on a fiscal year beginning on the date of Participant's date of birth and shall commence on the day after the date a Participant attains age 70, and any reduction for a part of a year shall be prorated on a daily basis at the applicable percentage assuming a 365-day year. Such amount shall be paid as set forth in Section 5.3 hereof.

    Section 5.2 Subject to the terms and conditions of the Plan, upon the death of a Participant, but only if the Participant is an Employee of Tandy at his death (except as set forth in Section 5.2(c) below) and is not being paid benefits pursuant to a Plan Agreement at such time, Tandy agrees to pay to his Beneficiary from its general assets an amount equal to such Participant's Plan Benefit Amount as reflected in Employee's Plan Agreement or, as the case may be, in the last amendment to his Plan Agreement. With respect to such benefits, however, it is further provided that:

         (a) no benefits shall be payable to the Beneficiary of a Participant in those instances covered by Section 4.2;

         (b) if a Participant dies while an Employee of Tandy after the date of his Normal Retirement, then the amount payable to his Beneficiary upon a Participant's death shall be reduced as set forth in Section 5.1(b) hereof.

         (c) The death of a Participant within the first year after involuntary termination of employment with Tandy as provided in Section 8.6 shall not defeat the right of such Participant's Beneficiary to receive benefits under this
    Section 5.2 so long as an event described in Section 8.5(a),
    (b) or (c) occurs within one year of the date of termination of the Participant's employment.

    Section 5.3 Except as provided in Section 8.5, the aggregate amount payable to a Participant or his Beneficiary upon (a) Normal Retirement, (b) Late Retirement, (c) benefits due and payable under Section 8.5 or 8.6 hereof, or (d) death of a Participant, shall be paid in one hundred twenty (120) equal monthly installments commencing on the first day of the month next following thirty (30) days after Retirement or after the Committee's receipt of a certified death or proof of death certificate verifying the Participant's death, or at the time stated in Section 8.5 or 8.6 hereof. A Participant shall notify Tandy of Retirement by hand delivery or by certified or registered mail, return receipt requested, postage prepaid, of a written notice of Retirement specifying the effective date of Retirement, such written notice to be addressed to: Insurance Committee of the Board of Directors, Tandy Corporation, 1800 One Tandy Center, Fort Worth, Texas 76102. Such notice shall be deemed to be received when actually received by said Insurance Committee at said address as may be changed from time to time in the Plan Agreements, as amended.

    Section 5.4 Until actually paid and delivered to the Participant or to the Beneficiary entitled to same, none of the benefits payable by Tandy under any Plan Agreement shall be liable for the debts or liabilities of either the Participant or his Beneficiary, nor shall the same be subject to seizure by any creditor of the Participant or his Beneficiary under any writ or proceeding at law, in equity or in Bankruptcy. Further, no Participant or Beneficiary shall have power to sell, assign, transfer, encumber, or in any manner anticipate or dispose of the benefits to which he is entitled or may become entitled under a Plan Agreement.

    Section 5.5

         (a) During the period that Participant is receiving benefits under a Plan Agreement and for one (1) year after cessation of payment of benefits, Participant agrees that he will not, either directly or indirectly, within the United States of America or in any country of the world that Tandy (or a Tandy Subsidiary) or one of its dealers or franchisees sells Consumer Electronic Products (as hereinafter defined) at retail, own, manage, operate, join, control, be employed by, be a consultant to, be a partner in, be a creditor of, engage in joint operations with, be a stockholder, officer or director of any corporation, sole proprietorship or business entity of any type, or participate in the ownership, management, direction, or control or in any other manner be connected with, any business selling Consumer Electronic Products at retail which is at the time of Participant's engaging in such conduct competitive with such products sold by Tandy at retail, except as a stockholder owning less than five percent (5%) of the shares of a corporation whose shares are traded on a stock exchange or in the over-the-counter market by a member of the National Association of Securities Dealers. "Consumer Electronic Products" are those type of products sold at the retail level to the ultimate customer as are advertised by Tandy in its most recently published annual catalogs and monthly flyers. Manufacturing of Consumer Electronic Products and sale of Consumer Electronic Products at levels of distribution other than the retail level are not considered a violation of this covenant.

         (b) In the event that a Participant engages in any of the activities described in Section 5.5(a) Tandy will give notice to the Participant specifying in detail the alleged violation of Section 5.5(a). Participant will be allowed ninety (90) days to cure such default. If the Committee feels there is continuing competition, then, without any further notice or opportunity to cure, and upon determination by the Board of Directors that such a Participant is engaged in such activities, such Board's decision to be conclusive and binding upon all concerned, and notwithstanding any other provisions of the Plan or of the Plan Agreement with such Participant, Tandy's obligation to a Participant to pay any benefits hereunder shall automatically cease and terminate and Tandy shall have no further obligation to such Participant or Beneficiary pursuant to the Plan or the Plan Agreement. Tandy may also enforce this provision by suit for damages which shall include but not be limited to all sums paid to Participant hereunder, or for injunction, or both.

    Section 5.6 Tandy may liquidate out of the interest of a Participant hereunder, but only as Retirement or death benefits become due and payable hereunder, any outstanding loan or loans or other indebtedness of a Participant. Tandy may elect not to distribute Retirement or death benefits to any Participant or to a Beneficiary unless and until all unpaid loans or other indebtedness due to Tandy from such Participant, together with interest, have been paid in full.

    Section 5.7 Subject to termination or amendment of the Plan, Plan Agreement, or both, a Participant's participation in the Plan shall continue during his Disability or his taking a Leave of Absence. A Participant who is Disabled or on Leave of Absence shall notify Tandy of his date of Retirement as provided in Section 5.3 hereof.


                           ARTICLE SIX

                 AMENDMENTS OF PLAN AGREEMENTS

    Section 6.1 The Committee may enter into amendments to the Plan Agreement with any Participant for the purpose of increasing the benefits payable to the Participant or his Beneficiary in view of increases in his compensation following the execution of such Plan Agreement or the last amendment thereto and for the purpose of amending any provision of this Plan as it might apply to a Participant.
    In such cases, the acceptance of an amendment by a Participant is voluntary and until the amended Plan Agreement has been submitted to and accepted by him, it shall not be effective.

                             ARTICLE SEVEN

                    BENEFICIARIES OF PARTICIPANTS

    Section 7.1 At the time of his acceptance of a Plan Agreement, a Participant shall be required to designate the Beneficiary to whom benefits under the Plan and his Plan Agreement will be payable upon his death. A Beneficiary may be one (1) or more persons or entities, such as dependents, persons who are natural objects of the Participant's bounty, an inter vivos or testamentary trust, or his estate. Such Beneficiaries may be designated contingently or successively as the Participant may direct. The designation of his Beneficiary shall be made by the Participant on a Beneficiary Designation Form to be furnished by the Committee and filed with it.

    Section 7.2 A Participant may change his Beneficiary, as he may desire, by filing new and amendatory Beneficiary
    Designation Forms with the Committee.

    Section 7.3 In the event a Participant designates more than one (1) Beneficiary to receive benefit payments simultaneously, each such Beneficiary shall be paid such proportion of such benefits as the Participant shall have designated. If no such percentage designation has been made, the Committee shall hold all benefit payments until the Beneficiaries agree as to the distribution of the funds or a judicial determination has been made.

    Section 7.4 If the designated Beneficiary dies before the Participant in question and no Beneficiary was successively named, or if the designated Beneficiary dies before complete payment of the deceased Participant's benefits have been made and no Beneficiary was successively named, the Committee shall direct that such benefits (or the balance thereof) be paid to those persons who are the deceased Participant's heirs-at-law determined in accordance with the laws of descent and distribution in force at the date hereof in the State of Texas for separate personal property, such determination to be made as though the Participant had died intestate and domiciled in Texas.

    Section 7.5 Whenever any person entitled to payments under this Plan shall be a minor or under other legal disability or in the sole judgment of the Committee shall otherwise be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical, or where the person not under legal disability is unable to preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claims shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

         (1) directly to such person unless such person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;

         (2) to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support;

         (3) to a recognized charity or governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support; or

         (4) to any other institution, approved by the Committee, to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

    The decision of the Committee will, in each case, be final and binding upon all persons and the Committee shall not be obligated to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligations of Tandy and of the Committee.

    Section 7.6 If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated or the Committee may direct Tandy to bring a suit for interpleader in any appropriate court, pay any amounts due into the court, and Tandy shall have the right to recover its reasonable attorney's fees from such proceeds so paid or to be paid. Any payment made by the Committee, in good faith and in accordance with this Plan, shall fully discharge the Committee and Tandy from all further obligations with respect to such payments.


                           ARTICLE EIGHT

                   TERMINATION OF PARTICIPATION

    Section 8.1 Except as provided in Sections 8.4, 8.5, 8.6, 10.1, and 10.2 hereof, termination of a Participant's employment by Tandy other than by reason of Retirement, Disability or Leave of Absence, whether by action of Tandy or the Participant's resignation, shall terminate the Participant's participation in the Plan. Neither the Plan nor the Plan Agreement shall in any way obligate Tandy to continue the employment of a Participant, nor will either limit the right of Tandy to terminate a Participant's employment at any time, for any reason, with or without cause.

    Section 8.2 Except as provided in Sections 8.4, 8.5, 8.6,
    10.1 and 10.2 hereof, participation in the Plan by a Participant shall also terminate if the Plan or his Plan
    Agreement is terminated by Tandy in accordance with Article
    Ten.

    Section 8.3 Except as provided in Sections 8.4, 8.5, 8.6, 10.1, and 10.2 hereof, upon termination of a Participant's participation in the Plan, all of Tandy's obligations to the Participant and his Beneficiary under the Plan and Plan Agreement and each of them, shall terminate and be of no further effect.

    Section 8.4 Except as provided in Sections 8.5, 8.6, 10.1 and
    10.2, if a Participant's participation in the Plan is
    terminated, by:

         (a)  termination of the Plan;

         (b)  termination of a Plan Agreement; or

         (c)  termination of employment for any reasons other than

              (i) death or Retirement, which shall be governed by Article Five, or

              (ii)  dishonest or fraudulent conduct of a
    Participant or indictment of a Participant for a felony crime involving moral turpitude, in which event no vesting under
    Section 8.4, 8.6, 10.1, or 10.2 shall occur,

    then such Participant shall be entitled, as set forth below, to a percentage of his Plan Benefit Amount as follows:

      Age Attained at Date of Event Set
      Forth in Section 8.4(a), (b) or (c)         % Vested

          Any age under 65 years                       0%

          Age 65 to age 70                           100%

          Age 70 to age 75                A percent as determined
                                              in 5.1(b) hereto

          Age 75 and thereafter                        0%

         The amount payable under this Section 8.4 shall be determined as of the date of the event set forth in Section 8.4(a), (b) or (c) hereof and such amount as so determined at that time shall not be altered or changed thereafter except that the provisions of Section 5.5 hereof shall remain fully applicable during the Participant's employment by Tandy, during the payment of benefits under this Section 8.4 and for one (1) year after termination of employment or payment of benefits. The amount payable under this Section 8.4 shall be paid as set forth in Section 5.3 hereunder to commence on the first day of the month next following thirty (30) days after cessation of Participant's employment with Tandy.

    Section 8.5 Notwithstanding anything to the contrary in the Plan,

         (a) In the event of a "Change in Control" (as hereinafter defined), every Participant immediately shall be vested with his Plan Benefit Amount, notwithstanding the Participant's age, provided, however, any Participant who has at the time of a Change in Control over the age of 70 years shall suffer a reduction of his Plan Benefit Amount as set forth in Section 5.1(b). Such retirement benefit shall be payable in a lump sum on the first day of the month next following the date on which such Participant's employment with Tandy Corporation terminates for any reason (the "Termination Date"). Such lump sum payment shall equal the present value of the Participant's Plan Benefit Amount discounted for interest only at the Pension Benefit Guaranty Corporation's Immediate Annuity Rate used to value benefits for single-employer plans terminating on the Termination Date, compounded semi-annually.

         (b) Any Participant or Beneficiary who on the date of a Change in Control was receiving benefits under the Plan shall be entitled to receive a lump sum equal to the present value of the remaining Plan Benefit Amount, payable on the first day of the month next following the date of the Change in Control, calculated in a manner consistent with Section 8.5(a).

    Section 8.6 In the event that a Participant's employment with Tandy Corporation is involuntarily terminated for any reason other than those reasons set forth in Section 8.4(c)(ii), and within a one-year period beginning on the date of such termination there occurs a Change in Control, then such Participant, or his Beneficiary if such Participant dies after termination of employment, shall be entitled to receive a lump sum equal to the present value of the Participant's Plan Benefit Amount (determined in a manner consistent with Section 8.5(a)), payable in a lump sum on the first day of the month next following the date of the Change in Control.

    Section 8.7 For purposes of the Program, "Change in Control" shall mean any of the following events:

         (a) An acquisition (other than directly from Tandy Corporation) of any voting securities of Tandy Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of Tandy Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) Tandy Corporation or (b) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Tandy Corporation (for purposes of this Section 8.7, a "Tandy Subsidiary"), (2) Tandy Corporation or its Tandy Subsidiaries, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

         (b) The individuals who, as of August 22, 1990, are members of the board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Tandy Corporation's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c)  Approval by stockholders of Tandy Corporation of:

              (1) A merger, consolidation or reorganization involving Tandy Corporation, unless

                   (i)  the stockholders of Tandy Corporation,
    immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                   (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation,

                   (iii)  no Person (other than Tandy
    Corporation, any Tandy Subsidiary, any employee benefit plan (or any trust forming part thereof) maintained by Tandy Corporation, the Surviving Corporation, or any Tandy Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                   (iv)  a transaction described in clauses (i)
    through (iii) shall herein be referred to as a "Non-Control
    Transaction";

              (2)  A complete liquidation or dissolution of Tandy
    Corporation; or

              (3) An agreement for the sale or other disposition of all or substantially all of the assets of Tandy
    Corporation to any Person (other than a transfer to a Tandy
    Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Tandy Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Tandy Corporation, and after such share acquisition by Tandy Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    Section 8.8 Notwithstanding any provision to the contrary in the Plan, upon a Change in Control, the provisions of Sections 5.5 and 5.6 shall lapse and become null and void.


                             ARTICLE NINE

                     ADMINISTRATION OF THE PLAN

    Section 9.1 The Plan shall be administered by the Insurance
    Committee of the Board of Directors of Tandy, as it is presently constituted or as it may be changed from time to time by the Board of Directors of Tandy.

    Section 9.2 In addition to the express powers and authorities accorded the Committee under the Plan, it shall be responsible for:

         (a)  construing and interpreting the Plan;

         (b) computing and certifying to Tandy the amount of benefits to be provided in each Plan Agreement for the Participant or the Beneficiary of the Participant; and

         (c) determining the right of a Participant or a Beneficiary to payments under the Plan and otherwise authorizing disbursements of such payments by Tandy;

    in these and all other respects its decisions shall be conclusive and binding upon all concerned.

    Section 9.3 Tandy agrees to hold harmless and indemnify the members of the Committee against any and all expenses, claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including without limitation the cost of defense and attorney's fees, based upon or arising out of any act or omission relating to or in connection with the Plan other than losses resulting from any such Committee member's fraud or willful misconduct.


                               ARTICLE TEN

                   TERMINATION OR AMENDMENT OF THE PLAN
                            OR PLAN AGREEMENTS

    Section 10.1 Tandy reserves the right to terminate or amend this Plan or any Plan Agreement, in whole or in part, at any time, from time to time, by resolution of the Board of Directors of Tandy, provided, however, no amendment to the Plan or to any Plan Agreement shall alter the vested rights of a Participant or Beneficiary applicable on the effective date of such termination or amendment and, except for increases in Plan Compensation as provided in Section 8.5 hereof, such vested rights shall remain unchanged. Rights are deemed to have vested if benefits are actually being paid or if the only condition precedent to the payment of benefits is the termination of employment (unless terminated for reasons set forth in Section 8.4(c)(ii), in which event benefits are forfeited) with Tandy or the giving of notice of Retirement or the occurrence of an event described in Section 8.5(a) or (b).

    Section 10.2 Notwithstanding anything to the contrary in the Plan,

         (a) Sections 8.5, 8.6, 8.7, 8.8 and this Section 10.2 shall not be amended or terminated at any time.

         (b) For a period of one (1) year following a Change in Control, the Plan or Plan Agreement shall not be terminated or amended in any way, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Participants' right to existing or future Tandy Corporation provided benefits or contributions provided hereunder, including, but not limited to, any change in, or to, the eligibility requirements, benefit formulae and manner and optional forms of payments.

         (c) Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control, shall be null and void and shall have no effect whatsoever.

         (d) In the event the Plan or any Plan Agreement is terminated or adversely amended to the detriment of any Participant and within a one-year period from the effective date of any such amendment or termination a Change in Control occurs, then any Participant so affected whose employment with Tandy Corporation is terminated, voluntarily or involuntarily, within a three-year period from the date of the Change in Control shall be entitled to receive those benefits set forth in Section 8.5 hereof to the same extent and in the same amounts as though such amendment or termination had not occurred. This Section 10.2(d) shall not apply to any Participant who, on the date of the Change in Control, has previously retired or has otherwise voluntarily terminated his employment with Tandy Corporation.


                           ARTICLE ELEVEN

                            MISCELLANEOUS

    Section 11.1 The Plan and Plan Agreement and each of their provisions shall be construed and their validity determined under the laws of the State of Texas.

    Section 11.2 The masculine gender, where appearing in the Plan or Plan Agreement, shall be deemed to include the feminine gender. The words "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and Plan Agreement, not to any particular provision, section or subsection, and words used in the singular or plural may be construed as though in the plural or singular where they would so apply.

    Section 11.3 Any action brought by a Participant under the Plan or Plan Agreement may be brought in the appropriate state or federal court for Tarrant County, Texas, or for the county wherein the Participant maintains his or her residence. Any suit brought by Tandy Corporation under the Plan may only be brought in the county wherein the Participant maintains his or her residence, unless the Participant consents to suit elsewhere.

    Section 11.4 Any person born on February 29 shall be deemed to have been born on the immediately preceding February 28 for all purposes of this Plan.

    Section 11.5 This Plan shall be binding upon and inure to the benefit of any successor of Tandy and any such successor shall be deemed substituted for Tandy under the terms of this Plan. As used in this Plan, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of Tandy.

    Section 11.6 A Participant shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise.

    Section 11.7 In the event that a Participant institutes any legal action to enforce his rights under, or to recover damages for breach of any of the terms of this Plan or any Plan Agreement, the Participant, if he is the prevailing party, shall be entitled to recover from Tandy all actual expenses incurred in the prosecution of said suit including but not limited to attorneys' fees, court costs, and all other actual expenses.

    Section 11.8 Notwithstanding all other provisions in the Plan, in the event a Participant is entitled to benefits under two (2) separate sections of the Plan, the maximum a Participant may receive under this Plan is his Plan Benefit Amount, payable in accordance with Section 5.3 hereof.